LIGHTPATH TECHNOLOGIES, INC. 8-K

Exhibit 10.3

SECOND AMENDMENT
TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Second Amended and Restated Loan and Security Agreement is entered into as of January 16, 2018 (the “Amendment”), by and between AVIDBANK (“Bank”), and LIGHTPATH TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of December 21, 2016 and as amended from time to time, including pursuant to that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 20, 2017 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.            The following definitions in Section 1.1 of the Agreement are hereby added or amended in their entirety to read as follows:

“Adjusted EBITDA” means Borrowers’ consolidated earnings before interest, taxes, depreciation and amortization expenses, plus (i) stock–based compensation expenses, (ii) non-cash expenses (income) related to change of fair value of warrant liabilities or Subordinated Debt owing under the Seller Note, (iii) foreign currency translation loss, and (iv) one-time transaction expenses in connection with acquisition of Target (not to exceed $50,000 for the trailing twelve month period ending in December 31, 2017).

“Credit Extension” means any Advance, Acquisition Term Loan, the Term II Loan, or any other extension of credit by Bank for Borrowers’ benefit.

“Fixed Charge Coverage Ratio” means, as of any particular measurement date (the “Measurement Date”), a ratio of (a) Borrowers’ consolidated Adjusted EBITDA for the twelve month period ending on the Measurement Date to (b) the sum of (i) the scheduled principal and interest payments to be made to Bank with respect to the Term II Loan during the twelve month period immediately following the Measurement Date, plus (ii) the interest payments paid or payable to Bank with respect to the Advances during the twelve month period ending on the Measurement Date, plus (iii) the scheduled principal and interest payments to be made on all Subordinated Debt during the twelve month period immediately following the Measurement Date plus (iv) the amount of non-financed capital expenditures made during the twelve month period ending on the Measurement Date, plus (v) taxes paid or payable during the twelve month period ending on the Measurement Date, plus (vi) all the principal and interest payments on all capital lease obligations during the during the twelve month period ending on the Measurement Date, plus (vii) all dividends and distributions made during the twelve month period ending on the Measurement Date.

“Term II Loan Prepayment Fee” means a cash fee in the amount equal to (i) 0.75% of the Excess Prepayment Amount if such prepayment occurs on or prior to the first anniversary of the Second Amendment Date, or (ii) 0.5% of the Excess Prepayment Amount if such prepayment occurs after the first anniversary of the Second Amendment Date but on or prior to the second anniversary of the Second Amendment Date, or (iii) 0.25% of the Excess Prepayment Amount if such prepayment occurs after the second anniversary of the Second Amendment Date but on or prior to the third anniversary of the Second Amendment Date, or (iv) 0.10% of Excess Prepayment Amount if such prepayment occurs after the third anniversary of the Second Date but on or prior to the fourth anniversary of the Second Amendment Date.

“Revolving Maturity Date” means December 21, 2018.

“Second Amendment Date” means January 16, 2018.

“Seller Note” means that certain Unsecured Promissory Note in the original principal amount of $6,000,000 issued to Joseph Menaker and Mark Lifshotz in connection with the acquisition of Target.

“Term II Loan Maturity Date” means the fifth anniversary of the Second Amendment Date.

2.            The following is added as a new subsection (c) to the end of Section 2.1:

(c)           Term II Loan.

(i)          Subject to and upon the terms and conditions of this Agreement, Bank agrees to make a single cash advance to Parent in an original principal amount of $7,294,000 (the “Term II Loan”) on or around the Second Amendment Date. The proceeds of the Term II Loan shall be used to repay all amounts owing with respect to the Acquisition Term Loan (other than the Prepayment Fee, which Bank hereby waives), with any remainder used to repay amounts owing under the Seller Note. Thereafter, the Acquisition Term Loan shall be deemed satisfied in full and terminated.

(ii)         Interest shall accrue from the date the Term II Loan is made to Parent at the rate specified in Section 2.3. The Term II Loan shall be payable in sixty (60) monthly installments of principal in the amount of $121,566.67 (each, a “Scheduled Payment”), plus all accrued interest, beginning on the tenth day of the first month following the Second Amendment Date, and continuing on the same day of each month thereafter for so long as the Term II Loan is outstanding. On the Term II Loan Maturity Date, the Term Loan and all other amounts related thereto shall be immediately due and payable.

(iii)        In addition to the foregoing, if Borrowers fail to timely comply with Section 6.14 of this Agreement, then on January 31, 2018, Borrowers shall make an additional principal payment on account of the Term II Loan in the amount of $2,850,000, which shall be applied to the Scheduled Payments in reverse order of due date.

(iv)       Borrowers shall have the option to prepay all but not less than all of the Term II Loan provided that Borrowers provide written notice to Bank of its election to prepay the Term II Loan at least ten (10) days prior to such prepayment, and pays, on the date of such prepayment, (1) the outstanding principal amount of the Term II Loan being repaid, plus (2) all accrued interest thereon, plus (3) with respect to the amount of the Term II Loan being prepaid that is in excess of $2,850,000 of the Term II Loan (the “Excess Prepayment Amount”), the Term II Loan Prepayment Fee, plus (4) all other sums, if any, that shall have become due and payable under the Loan Documents and relate to the Term II Loan. The Term II Loan once repaid, may not be reborrowed.

3.            The following is added as a new subsection (iii) to the end of Section 2.3(a):

(iii) Except as set forth in Section 2.3(b), the Term II Loan shall bear interest, on the outstanding Daily Balance thereof, at a per annum rate equal to two percent (2.00%) above the Prime Rate, provided however that at no time shall the applicable rate be less than five and one half percent (5.50%) per annum.

4.            Section 2.5(a) is amended and restated in its entirety to read as follows:

(a)           Facility Fees. On the Second Amendment Date, Borrowers shall pay to Bank: (i) a facility fee with respect to the Revolving Facility equal to $3,749, and (ii) a facility fee with respect to the Term II Loan equal to $20,000, each of which are fully earned and nonrefundable.

5.            Section 6.3(d) of the Agreement is amended and restated in its entirety to read as follows:

(d) as soon as available, but in any event within ninety (90) days after the end of a Borrower’s fiscal year, audited consolidated and consolidating financial statements of such Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; provided, however that the filing of such financial statements and opinion of an independent certified public accounting firm with the Securities and Exchange Commission through EDGAR will satisfy such Borrower’s delivery obligations hereunder upon notice to Bank of such filings;

6.            The following is added as a new Section 6.14 to the end of Section 6 of the Agreement:

6.14         ISP Acquisition Repayment. On or before January 31, 2018, Borrowers shall provide evidence satisfactory to Bank of the satisfaction of all obligations owing under the Seller Note (by way of repayment and conversion of such Indebtedness into equity securities of Parent), including copies of the fully executed, definitive documents evidencing the conversion of amounts owing under the Seller Note that results in the full satisfaction of all amounts owing under the Seller Note.

7.            Exhibit D to the Agreement is replaced in its entirety with the Exhibit D attached hereto.

8.            Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

9.            Borrowers represent and warrant that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

10.          This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrowers shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

11.          As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrowers;

(b)           corporate resolutions and incumbency certificate executed by each Borrower;

(c)           a Term II Loan Request Form in the form attached hereto as Exhibit B-1;

(d)           affirmation of guarantee duly executed by Geltech, Inc.;

(e)           payment of the fees set forth above plus all Bank Expenses incurred through the date of this Amendment; and

(f)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ J. James Gaynor

Name:	J. James Gaynor

Title:	President & CEO

ISP OPTICS CORPORATION

By:	/s/ J. James Gaynor

Name:	J. James Gaynor

Title:	President & CEO

AVIDBANK

By:	/s/ Stephen Chen

Name:	Stephen Chen

Title:	AVP

EXHIBIT B-1
TERM II LOAN REQUEST FORM

To:	Avidbank

Fax/Email:	(408) 200-7399 / (855) 208-1157 corpfinance@avidbank.com

Date:

From:	LIGHTPATH TECHNOLOGIES, INC. et al.
Borrower’s Name

Authorized Signature

Authorized Signer’s Name (please print)

Phone Number

To Account #

LIGHTPATH TECHNOLOGIES, INC. (“Parent”) hereby requests funding of the Term II Loan in the amount of $7,294,000 in accordance with Section 2.1(c) of the Second Amended and Restated Loan and Security Agreement between Borrowers and Avidbank (“Lender”), dated as of December 21, 2016 and as amended (the “Agreement”).

Each Borrower represents and warrants that it is in complete compliance with the Agreement, including all covenants, and there are no Events of Default, and all representations and warranties of Borrowers stated in the Agreement are true, correct and complete in all material respects as of the date of this request; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

Exhibit D
Compliance Certificate

TO:	AVIDBANK (“Bank”)

FROM:	LIGHTPATH TECHNOLOGIES, INC., ET AL

The undersigned authorized officer of LightPath Technologies, Inc. on behalf of Borrowers hereby certifies that in accordance with the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

A/R & A/P Agings	Monthly within 30 days		Yes	No
Deferred Revenue listing	Monthly within 30 days		Yes	No
Borrowing Base Certificate	Monthly within 30 days		Yes	No
Compliance Certificate	Monthly within 30 days		Yes	No
Bank statements for accounts outside of Bank	Monthly within 30 days		Yes	No
Monthly consolidated financial statements	Monthly within 30 days		Yes	No
Monthly consolidating financial statements	Monthly within 30 days		Yes	No
Annual financial statements (CPA Audited)	Annually within 90 days of fiscal year end		Yes	No
Annual projections (board approved)	Annually within 30 days following fiscal year beginning		Yes	No
10K and 10Q	(as applicable)		Yes	No
A/R Audit	Annually		Yes	No
IP Notices	As required under Section 6.10		Yes	No

Financial Covenant	Required	Actual	Complies

Fixed Charge Coverage Ratio (quarterly)	1.15 : 1.00	____: 1.00	Yes	No

Minimum Asset coverage ratio (monthly)	1.50 : 1.00	____: 1.00	Yes	No

Comments Regarding Exceptions: See Attached.
BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE